Calculation of Filing Fee Tables
S-4
Xtend AI Robotics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	Other	24,160,775		$ 112,105,996.00	0.0001381	$ 15,481.84
Fees to be Paid	2	Equity	Pre Funded Warrants to purchase common stock, par value $0.0001 per share	Other	24,873,730		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid	3	Equity	Common stock, par value $0.0001 per share	Other	292,006,800		$ 1,746,200,664.00		$ 241,150.31
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,858,306,660.00		$ 256,632.15
			Total Fees Previously Paid:						$ 241,150.31
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,481.84
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Represents the maximum number of shares of common stock, par value $0.0001 per share, of Xtend AI Robotics, Inc. (the "common stock") estimated to be issued, or subject to stock-based awards that may be assumed by Xtend AI Robotics, Inc., upon completion of the transactions described in the information statement/prospectus (excluding certain shares of common stock as described further in this footnote), based on (a) 19,240,630 Class A shares, par value $0.0001 per share (the "JFB Class A common stock") of JFB Construction Holdings, a Nevada Corporation ("JFB"), which is the estimated maximum number of shares of JFB Class A common stock outstanding, (b) 3,002,275 shares of Series C preferred stock, par value $0.0001 per share, of JFB (the "JFB Series C preferred stock"), which is the estimated maximum number of shares of JFB Series C preferred stock outstanding, convertible into 11,036,363 shares of JFB Class A common stock, (c) 28,793,005 shares of JFB Class A common stock that may be issued upon exercise of outstanding JFB warrants prior to the completion of the transactions described in the information statement/prospectus ("JFB Warrants"), (d) 0 shares of common stock, which is the estimated maximum number of shares of common stock that may be issuable pursuant to the settlement of outstanding equity awards issued by JFB Construction Holdings, (e) 220,914,288 shares of common stock issuable to holders of ordinary shares of XTEND Reality Expansion Ltd. and (f) 36,183,289 shares of common stock, which is the estimated maximum number of shares of common stock that may be issuable pursuant to the settlement of outstanding equity awards issued by XTEND Reality Expansion Ltd. 7,826,164 shares of common stock are not being registered under this registration statement and are expected to be beneficially owned by the stockholders of JFB that executed and delivered the Written Consent (as defined in the information statement/prospectus). Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum offering price of the common stock to be registered was calculated based on the product of (a) the average of the high and low sales prices of JFB Class A common stock as reported on the Nasdaq Stock Market LLC ("Nasdaq") on July 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission) and (b) 316,167,575, representing the maximum number of shares of common stock expected to be issued in connection with the transactions excluding those shares described in the last sentence of prior paragraph. Xtend AI Robotics, Inc. previously paid $241,150.31 in connection with the initial filing of this registration statement with the Securities and Exchange Commission on April 28, 2026. The filing fee associated with the initial filing of this registration statement is hereby carried forward to be applied to the securities registered hereunder. The registrant is also registering an additional 24,160,775 shares of common stock on this registration statement with an aggregate offering price of $112,105,996.00.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	24,160,775	$ 4.64	$ 112,105,996.00			$ 112,105,996.00

[2]	Represents 24,873,730 pre-funded warrants, which is the estimated maximum number of shares of pre-funded warrants issuable to holders of JFB Series C Preferred Stock and JFB Warrants. Calculated in accordance with Rule 457(i) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the public warrants has been allocated to the common stock issuable upon exercise of the pre-funded warrants and included in the registration fee paid in respect of such shares of common stock.

[3]	Rule 457(f) Fee Calculation Details

Xtend AI Robotics, Inc. previously paid $241,150.31 in connection with the initial filing of this registration statement with the Securities and Exchange Commission on April 28, 2026. The filing fee associated with the initial filing of this registration statement is hereby carried forward to be applied to the securities registered hereunder. The registrant is also registering an additional 24,160,775 shares of common stock on this registration statement with an aggregate offering price of $116,454,935.50.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	292,006,800	$ 5.98	$ 1,746,200,664.00			$ 1,746,200,664.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date